UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2017, Xtant Medical Holdings, Inc. (the “Company,” “we,” “us,” or “our”) announced that its board of directors (the “Board”) appointed Carl D. O’Connell to serve as the Chief Executive Officer and a director of the Company. Mr. O’Connell previously served as the Interim Chief Executive Officer of the Company since January 21, 2017, which was reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2017, and the President of the Company since October 6, 2016, which was reported in a Current Report on Form 8-K filed with the SEC on October 6, 2016.

Mr. O’Connell will serve as a Class I Director until the 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. As Mr. O’Connell is an officer of the Company, he will not qualify as an independent director and will not serve on any committees of the Board.

Prior to his service as President of the Company, Carl D. O’Connell, age 53, most recently worked as Global Vice President of Marketing for Wright Medical Group N.V., as the leader for the Foot and Ankle division, from October 2013 until September 2016. Mr. O’Connell has been a director of Calmare Therapeutics Incorporated (formerly known as Competitive Technologies), a Delaware corporation, since January 2013, and served as President and Chief Executive Officer of Calmare from November 2012 through September 2013. Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining Calmare, Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. From 2008 to 2011, Mr. O’Connell served as President and Chief Executive Officer for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, vice president of global marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

There are no family relationships between Mr. O’Connell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and, except as noted below, there have been no transactions between Mr. O’Connell or any of his immediate family members and the Company or any of its subsidiaries.

Amendment to O’Connell Employment Agreement

Also effective February 17, 2017, Mr. O’Connell entered into an amendment to his employment agreement with the Company (the “O’Connell Amendment”), to serve as Chief Executive Officer of the Company and our wholly-owned subsidiaries, Bacterin International, Inc., a Nevada corporation, X-Spine Systems, Inc., an Ohio corporation, and Xtant Medical, Inc., a Delaware corporation (collectively, the “Subsidiaries”). The O’Connell Amendment provides that the Company shall pay Mr. O’Connell an annual base salary of $520,000 (with a retroactive payment of $12,822, for the period of January 21, 2017 through February 16, 2017, the time Mr. O’Connell served as Interim Chief Executive Officer), subject to adjustments as may be approved by the Company.

In addition, the O’Connell Amendment provides that Mr. O’Connell will receive a special recognition bonus for 2016 of $85,000, which will be paid to Mr. O’Connell no later than April 30, 2017. Except as expressly modified by the O’Connell Amendment, all other terms of Mr. O’Connell’s employment agreement remain in full force and effect.

Amendment to Gandolfo Employment Agreement

Effective February 17, 2017, John Gandolfo, Chief Financial Officer of the Company and the Subsidiaries, entered into an amendment to his employment agreement with the Company (the “Gandolfo Amendment”).

The Gandolfo Amendment increases Mr. Gandolfo’s annual base salary to $375,000 (with a retroactive payment of $1,931.51 for the period of January 1, 2017 through February 16, 2017), subject to adjustments as may be approved by the Company. Except as expressly modified by the Gandolfo Amendment, all other terms of Mr. Gandolfo’s employment agreement remain in full force and effect.

The foregoing descriptions of the O’Connell Amendment and the Gandolfo Amendment do not purport to be complete and are qualified in their entirety by reference to the O’Connell Amendment and the Gandolfo Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On February 22, 2017, the Company issued a press release announcing the appointment of Mr. O’Connell. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Carl O’Connell Employment Agreement, dated effective as of February 17, 2017, between Xtant Medical Holdings, Inc. and Carl O’Connell.
10.2	Amendment No. 2 to John Gandolfo Employment Agreement, dated effective as of February 17, 2017, between Bacterin International, Inc. and John Gandolfo.
99.1	Press Release, dated February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Carl O’Connell Employment Agreement, dated effective as of February 17, 2017, between Xtant Medical Holdings, Inc. and Carl O’Connell.
10.2	Amendment No. 2 to John Gandolfo Employment Agreement, dated effective as of February 17, 2017, between Bacterin International, Inc. and John Gandolfo.
99.1	Press Release, dated February 22, 2017.